UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2016

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 13, 2016, aTyr Pharma, Inc. (the “Company”) announced clinical trial data in a press release, a copy of which furnished herewith as Exhibit 99.1.

In addition, on December 13, 2016, the Company conducted a conference call with corporate presentation materials which the Company placed on its website.  A copy of the presentation materials is furnished herewith as Exhibit 99.2. The Company does not undertake to update the presentation materials.

The information under this Item 7.01, including Exhibit 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with the announcement of clinical trial data described above, the Company announced clinical results from exploratory trials assessing the safety and potential activity of Resolaris™, including:

•

Top-line results from a completed Phase 1b/2 trial for adult patients with limb-girdle muscular dystrophy 2B (LGMD2B/dysferlinopathy) or facioscapulohumeral muscular dystrophy (FSHD) (the “004 Trial”);

•	Interim data from an ongoing Phase 1b/2 trial with early onset FSHD (the “003 Trial”); and

•	Interim data from an ongoing long-term safety extension study (the “005 Trial”) for patients from aTyr’s adult FSHD trial completed earlier this year (the “002 Trial”).

The results announced today highlight the potential of Resolaris, an immuno-modulator of activated T cells, as a single treatment for multiple rare myopathies with an immune component (RMIC).

Clinical Activity Assessments:

As part of clinical assessments in these studies, manual muscle testing (MMT), a validated assessment tool that measures muscle strength, was performed across 14 selected muscle groups. In addition, a validated patient reported outcome measure designed specifically for neuromuscular disease, the individualized neuromuscular quality of life (INQoL) questionnaire, was utilized. Note that an increase in MMT score represents an increase in muscle strength, whereas a decrease in INQoL score represents a decrease in disease burden. Given that the 003, 004 and 005 Trials are small and open-label in nature and that the clinical assessments expressed in this release, MMT and INQoL, although clinically validated, are subject to variability over time, including intra-patient and inter-physician variability, it is important to temper any definitive conclusions made with respect to the clinical activity of Resolaris.

LGMD2B/FSHD (004) Trial:

This international Phase 1b/2 clinical trial at 6 clinical sites was an open-label, intra-patient, placebo run-in, dose escalation study designed to assess the safety, tolerability, immunogenicity and exploratory assessments of clinical activity of intra-patient dose escalations to twice weekly (biw) intravenous infusions of Resolaris in LGMD2B and FSHD adult patients.  Patients were assigned to two treatment groups each with 12 weeks of treatment:

•	Group A: 4 patients with FSHD received infusions of Resolaris with the highest dosing up to 1.0 mg/kg biw for a period of 4 weeks; and

•	Group B: 10 patients with LGMD and 4 patients with FSHD received infusions of Resolaris with the highest dosing up to 3.0 mg/kg biw for a period of 4 weeks.

Manual Muscle Testing, MMT, Assessment 004 Trial:

(See Figure 1 and Figure 2)

*One patient in the LGMD2B group (Figure 1) was wheelchair bound and did not complete the MMT evaluation.

Individualized Quality of Life, INQoL, Assessment 004 Trial:

•

LGMD2B Patients: Overall INQoL score was relatively stable for these 10 patients with overall approximately equal proportions of patients with decreases in disease burden compared to increases in disease burden

•	FSHD Patients: Overall INQoL score was relatively stable for these 8 patients with 5 of 8 patients presenting with a small decrease in disease burden over the length of the trial

Biomarker Summary in 004 Trial:

Various exploratory biomarkers (including targeted muscle T2 and STIR MRI and various plasma proteins) did not generally establish sufficiently high or consistent levels or robust signals across a sufficient number of patients to determine test article effects. Peripheral cell based biomarkers will be assessed at a later date. Targeted muscle T2/STIR MRI will not be prioritized as a biomarker in the near-term.

Early Onset FSHD (003) Trial:

This ongoing international, multi-center, open-label, intra-patient, placebo run-in, dose escalation Phase 1b/2 study is designed to evaluate the safety, tolerability, immunogenicity and exploratory assessments of clinical activity of Resolaris at weekly doses of 0.3, 1.0 and 3.0 mg/kg in patients with early onset FSHD for a total of 12 weeks.

An interim data cut was conducted for the first four early-onset FSHD patients that completed treatment with Resolaris (age range of 16 to 20).

Manual Muscle Testing, MMT, Assessment 003 Trial:

(See Figure 3)

Individualized Quality of Life, INQoL, Assessment 003 Trial:

Patient’s INQoL scores were relatively stable. Two patients had slight decreases in disease burden and one patient showed an increase. The fourth patient did not have a baseline INQoL assessment.

Adult FSHD Long Term Safety Extension (005) Trial:

This ongoing international, multi-center, open-label extension clinical trial is designed to assess the long-term safety, effects on biomarkers and systemic exposure of Resolaris in adult FSHD patients from the completed 002 Trial. Patients receive weekly doses of 3.0 mg/kg on an ongoing basis.

•	3 of the 9 patients enrolled from the adult FSHD (002) Trial are still receiving treatment

•	Of the 4 patients who received at least 6 months of therapy in the 005 Trial, there were no significant trends in worsening or improvement in either MMT or INQoL scores

•	Peripheral cell based biomarkers and other biomarkers will be assessed at a later date

Safety and Tolerability Summary

•	As of December 1, 2016, 44 patients have received Resolaris, across all trials, for a total drug exposure of 149 patient months

•

Resolaris continues to demonstrate a favorable safety profile and was generally well-tolerated across all doses tested in adult FSHD, early onset FSHD (younger population ages 16 – 25) and adult LGMD2B for 3 months of dosing, as well as with long-term exposure in adult FSHD patients

•	No Serious Adverse Events (SAEs) were reported by investigators in the 003, 004 and 005 Trials

o	Adverse Events (AE) reported were in general mild or moderate in intensity

o	No notable differences in AEs between adult FSHD, adult LGMD2B and early onset FSHD patients

•	Protocol related discontinuations

o	Per protocol, patients:
▪	are not medicated before or during infusion for infusion related reactions (IRRs);

▪	discontinue upon occurrence of an IRR and 4 FSHD patients and 1 LGMD patient discontinued for this reason; and

▪	reaching Jo-1 antibody unit levels above the designated protocol cut-off must discontinue treatment and 5 FSHD patients discontinued for this reason.

o	1 LGMD patient discontinued from the 004 Trial for non-drug related reasons

o	All IRRs were mild to moderate and transient

o	Elevated Jo-1 antibody observations were without associated clinical symptoms

o	After changing the infusion protocol to a 90-minute infusion, 9.1% experienced IRRs (previously the rate was 16.7% with an infusion rate of 30 minutes)

o	The overall discontinuation rate in the 003, 004 and 005 Trials under all protocols is 11 out of 35 patients (31%)

o

In the 003, 004 and 005 Trials, low level anti-drug antibody (ADA) titer signals were observed in 19 of 35 (54%) patients dosed (13 FSHD and 6 LGMD); these low level signals did not warrant neutralizing ADA assays and no clinically significant findings were associated with these ADA assay signals

Resolaris Summary

After reviewing the entire clinical program for Resolaris, which spans 44 patients in four separate interventional trials, aTyr believes that these results are supportive of the advancement of Resolaris as a single treatment for various rare myopathies with an immune component. Next steps for the company include completing the evaluation of the 003, 004 and 005 biomarker data, particularly peripheral cell based data using one or more mechanistic assays currently under development at aTyr for agonists of the Resokine pathway and T cell activity. Future trials will be designed using one or more of these mechanistic assays, as well as the option to assess local immune components in skeletal muscle directly with biopsies. In addition, aTyr plans to meet with the FDA in 2017 to discuss a regulatory path towards a Biologics License Application (BLA).

2017 Outlook

In 2017, aTyr looks forward to:

•	Emphasizing one RMIC indication in the Resolaris program to enhance its multiple rare myopathies, single treatment strategy;

•	Advancing its iMod.Fc program into the clinic (including completion of GLP safety studies and GMP manufacturing for early clinical work) for rare lung diseases; and

•	Furthering its clinical and R&D pipeline by partnering one or more of its programs, thereby driving value for its stockholders and ultimately making meaningful medicines available for patients.

In addition, selected slides from corporate presentation with respect to the clinical trial data referenced above are filed herewith as Exhibit 99.3. The Company does not undertake to update the presentation materials.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” “opportunity,” or “continue,” and other similar expressions are intended to identify forward-looking statements.  For example, all statements we make regarding the potential therapeutic benefits of Physiocrines and our product candidates, including Resolaris™ and iMod. Fc, the ability to successfully advance our pipeline or product candidates, the timing within which we expect to initiate, receive and report data from, and complete our planned clinical trials, and our ability to receive regulatory approvals for, and commercialize, our product candidates, our ability to identify and discover additional product candidates, and the ability of our intellectual property portfolio to provide protection are forward-looking statements. All forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks, uncertainties and other factors are more fully described in our filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in our subsequent filings.  The forward-looking statements in this presentation speak only as of the date of this presentation and neither we nor any other person assume responsibility for the accuracy and completeness of any forward-looking statement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01  Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of aTyr Pharma, Inc. dated December 13, 2016 (furnished herewith)
99.2	Corporate Presentation Materials of aTyr Pharma, Inc. dated December 13, 2016 (furnished herewith)
99.3	Selected Slides from the Corporate Presentation Materials of aTyr Pharma, Inc. dated December 13, 2016, entitled “Resolaris Clinical Program – Data Update” (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John D. Mendlein
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: December 13, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of aTyr Pharma, Inc. dated December 13, 2016 (furnished herewith)
99.2	Corporate Presentation Materials of aTyr Pharma, Inc. dated December 13, 2016 (furnished herewith)
99.3	Selected Slides from the Corporate Presentation Materials of aTyr Pharma, Inc. dated December 13, 2016, entitled “Resolaris Clinical Program – Data Update” (filed herewith)

4